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                                                                    EXHIBIT 4.14


To:  Canadian Imperial Bank of Commerce,
      as Administrative Agent
     425 Lexington Avenue
     New York, New York 10017




August 2, 2000


                       AGREEMENT OF INCREASED COMMITMENT


Dear Sir or Madam:

1. Reference is made to Section 2.18 of the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 (as the same may be amended, modified, supplemented and in effect from time to time, the CREDIT AGREEMENT) among Holly Corporation (the COMPANY), each of the other Borrowers and Guarantors party thereto, the Banks listed therein, Canadian Imperial Bank of Commerce, as Administrative Agent (the ADMINISTRATIVE AGENT), CIBC Inc., as Collateral Agent, Fleet National Bank as Collateral Monitor and Documentation Agent and CIBC World Markets Corp., as Sole Lead Arranger and Bookrunner. Terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Pursuant to Section 2.18(a) of the Credit Agreement the Company hereby (i) notifies the Administrative Agent that it wishes to increase the amount of the Commitments by $10,000,000 (the OFFERED INCREASE AMOUNT) and (ii) offers to Guaranty Business Credit Corporation (the ADDITIONAL LENDER) the opportunity to participate in all of the Offered Increase Amount.

3. The Additional Lender, by its signature below, (i) accepts the offer to participate in the Offered Increase Amount and undertakes a Commitment in the full amount of the Offered Increase Amount, (ii) acknowledges that it shall be bound by and entitled to the benefits of the Credit Agreement with respect to the full amount of its Commitment and shall be a "Bank" for all purposes of the Credit Agreement on and after the effective date hereof and (iii) acknowledges that pursuant to Section 2.18(d) of the Credit Agreement, any Loans and repayments may be made non pro-rata until such time as all Loans outstanding shall be held pro rata by all the Banks (including the Additional Lender).
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4.       The Administrative Agent hereby (i) consents pursuant to Section
         2.18(a)(ii) of the Credit Agreement to the offer by the Company to the Additional Lender to participate in the Offered Increase Amount and
         (ii) waives the notification requirement set forth in Section 2.18(e) of the Credit Agreement and any other prior notification requirements with respect to the Offered Increase Amount.

5. The Company hereby represents and warrants that on and as of the date hereof (i) no Default has occurred or is continuing, (ii) the increase in the Commitments by the Offered Increase Amount does not and will not result in the aggregate amount of the Commitments exceeding $100,000,000 and (iii) no ratable reduction of the Commitments has occurred pursuant to Section 2.8 of the Credit Agreement.

6. Each of the other Guarantors, by its signature below, hereby represents and warrants that the Guarantees are in full force and effect, including, without limitation, with respect to any Obligations relating to the Loan made by the Additional Lender.

7.       The administrative details of the Additional Lender are as follows:

         Guaranty Business Credit Corporation
         8333 Douglas Ave. Suite #530
         Dallas, TX 75225
         Phone No.: 214.360.3418
         Fax No.:   214.360.3464
         Attention: Brandie Pasquinelli

         Payment Information:

         Guaranty Federal Bank
         ABA #314970664
         Dallas, Texas
         Account no. 3800436598
         Account name: Guaranty Business Credit Corporation
         Ref.: Holly Corporation

8. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

9. This Agreement shall become effective as of the date hereof upon execution by each of the parties hereto.


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10. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


HOLLY CORPORATION


By: /s/ MATTHEW P. CLIFTON
    ------------------------
    Name:  Matthew P. Clifton
    Title: President



GUARANTY BUSINESS CREDIT CORPORATION


By: /s/ EDWARD HENKEL
    ------------------------
    Name:  Edward Henkel
    Title: Sr. Vice President


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ACKNOWLEDGED AND AGREED:


NAVAJO REFINING COMPANY
 BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY


By /s/ MATTHEW P. CLIFTON
  -------------------------
  Name: Matthew P. Clifton
  Title:


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MONTANA REFINING COMPANY,
 A PARTNERSHIP

 By Navajo Northern, Inc., its
  General Partner


By /s/ MATTHEW P. CLIFTON
  ---------------------------
  Name: Matthew P. Clifton
  Title:


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CANADIAN IMPERIAL BANK OF
 COMMERCE, as Administrative Agent


By /s/ MARYBETH ROSS
  -----------------------
  Name:  Marybeth Ross
  Title:  Authorized Signatory



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